Exhibit 23







INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3 of our reports dated February 27, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1995.




Deloitte & Touche LLP
Columbus, Ohio
March 27, 1996